Exhibit 99

NYSE Amex: GSS / TSX: GSC / GSE: GSR www.gsr.com 10901 W Toller Drive, Suite 300 Littleton, CO 80127-6312 USA Tel: 303-830-9000

GOLDEN STAR REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

Denver, CO—May 10, 2011—Golden Star Resources Ltd. (NYSE Amex: GSS; TSX: GSC; GSE: GSR) (“Golden Star” or the “Company”) today announced its unaudited first quarter 2011 results. All currency in this news release is expressed in U.S. dollars. The Company will host a live webcast and conference call to discuss its quarterly results on Wednesday, May 11, 2011 at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time). To access the webcast and conference call, go to the home page of the Company’s website, www.gsr.com.

Tom Mair, President and CEO, said, “We saw an increase in gold production from the fourth quarter of 2010 to the first quarter of this year at Bogoso which indicates that our efforts to recover from the unusually high rainfall, during the second half of 2010, which adversely affected our pit sequencing are moving in the right direction. We have implemented a number of initiatives at Bogoso to move us toward our goals of delivering 45,000 to 50,000 ounces of gold production each quarter at lower cash costs than we have seen recently. These actions include the appointment of Sam Coetzer, our new Chief Operating Officer, in March of this year; the replacement of management at Bogoso; the use of an operations consulting firm that has been assisting us in the mine and maintenance areas; and a comprehensive operational review at Bogoso. We believe that these initiatives, combined with our projects which will provide oxide ore to the oxide processing plant at Bogoso will enable us to deliver on our goals at Bogoso. Wassa continues to perform well with higher than expected gold production but we still have work to do in lowering costs.”

Due to a change in SEC position late in 2009, Golden Star is now required to file its financial statements using US GAAP. This is the first quarter that we have filed our financial statements using US GAAP. Most of our peer companies file their financial statements using International Financial Reporting Standards (IFRS). To ensure comparability with our peer group, we provide a footnote reconciliation of US GAAP to IFRS in our financial statements and we have published this reconciliation and explanatory footnotes as an attachment to this press release. We have also noted the relevant IFRS numbers, as appropriate, in this press release.

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 1 of 15

FIRST QUARTER 2011 RESULTS

•	Gold sales of 83,908 ounces from Bogoso/Prestea and Wassa/HBB mines for the first quarter of 2011, were up 9% over the fourth quarter of 2010;

•	Gold revenues of $116.5 million for the first quarter of 2011, were up 10% over gold revenues for the fourth quarter of 2010;

•

First quarter 2011 net income attributable to Golden Star shareholders of $5.9 million or $0.023 per share (IFRS net loss attributable to Golden Star shareholders of $13.8 million or $0.053 per share) compared to a net loss of $18.0 million or $0.070 per share for the fourth quarter of 2010;

•	Cash operating costs of $980 per ounce for the first three months of 2011, were a 7% improvement over cash operating costs during the fourth quarter of 2010;

•	Cash and cash equivalents balance of $151.7 million at March 31, 2011 versus $178.0 million at December 31, 2010;

•	Average realized gold price of $1,389 per ounce during the first quarter of 2011, up 1% over the fourth quarter of 2010; and

•

Net cash provided by operating activities before working capital changes of $14.8 million for the first quarter of 2011 or $0.057 per share (IFRS $13.0 million or $0.050 per share) compared to $7.2 million or $0.028 per share for the fourth quarter of 2010.

FINANCIAL SUMMARY

	For the three months ended
	March 31,	December 31,

SUMMARY OF CONSOLIDATED FINANCIAL RESULTS	2011	2010
Bogoso/Prestea gold sold (oz)	30,576	28,021
Wassa gold sold (oz)	53,332	48,895
Total gold sold (oz)	83,908	76,916
Average realized price ($/oz)	1,389	1,371
Cash operating cost—combined ($/oz)	980	1,056
Gold revenues ($000’s)	116,506	105,471
Cash flow provided by/(used in) operations ($000’s)	(5,865)	18,130
Net income/(loss) attributable to Golden Star shareholders ($000’s)	5,928	(12,304)
Basic net income/(loss) attributable to Golden Star shareholders per share ($)	0.023	(0.048)

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 2 of 15

BOGOSO/PRESTEA

Gold sales from Bogoso/Prestea totaled 30,576 ounces during the first quarter of 2011. This is a 9% increase over fourth quarter 2010 gold sales of 28,021 ounces of gold. Progress was made at the Bogoso sulfide mill in the first quarter with improved refractory tonnes mined, tonnes milled, recovery and grade over the fourth quarter of 2010. However, mine operations are still recovering from the heavy rains and the resulting disruption to the mining sequence that occurred in the third and fourth quarters of 2010.

Cash operating costs continued to impact results at Bogoso/Prestea. As stated in the past, a high proportion of costs associated with Bogoso/Prestea are fixed, thus until the gold production increases, these cash operating costs on a per-ounce basis will remain relatively high.

	For the three months ended
OPERATING RESULTS	March 31,	December 31,
	2011	2010
Mining
Ore mined (000’s t) — Refractory	695	591
Ore mined (t) — Non refractory	—	85

Total ore mined (t)	695	676
Waste mined (t)	4,089	4,826

Bogoso Sulfide Plant Results
Refractory ore processed (000’s t)	721	628
Refractory grade — (g/t)	2.46	2.07
Recovery — Refractory (%)	61.0	56.2

Bogoso Oxide Plant Results
Ore processed (000’s t)	—	146
Ore grade — (g/t)	—	2.91
Recovery (%)	—	43.5
Cash operating cost ($/oz)	1,370	1,521
Gold sold (oz)	30,576	28,021

WASSA/HBB

Gold sales of 53,332 ounces from Wassa/HBB increased 9% from the fourth quarter of 2010 gold sales. Increased ore grades and improved recovery more than offset the lower mill throughput. Cash operating costs per ounce were lower in the first quarter due to the increased production.

WASSA/HBB OPERATING RESULTS	For the three months ended
	March 31,	December 31,
	2011	2010
Ore mined (000’s t)	703	750
Waste mined (000’s t)	4,115	4,364
Ore processed (000’s t)	724	779
Grade processed (g/t)	2.33	2.12
Recovery (%)	95.2	94.2
Cash operating cost ($/oz)	757	789
Gold sold (oz)	53,332	48,895

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 3 of 15

LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents at March 31, 2011 totaled $151.7 million.

Cash used in investing activities in the first quarter totaled $17.9 million (IFRS $18.1 million) consisting of $6.4 million for mine property development, $9.1 million for acquisition of new equipment and facilities at the mine sites and $2.4 million to purchase a residual minority interest in the Prestea Underground project. Under IFRS, $1.0 million in deferred exploration expense was capitalized.

Capital expenditures for 2011 are estimated to total approximately $100 million. This is scheduled to include $38 million for mine property development, $20 million for mine site drilling, and $42 million for equipment and facilities.

Along with our cash position, we hold a $40.5 million revolving credit facility and have an additional $21.4 million of borrowing capacity under our equipment financing credit facility.

DEVELOPMENT PROJECTS

The Bogoso Tailings Retreatment project is expected to be operational, subject to permitting, in late 2011/early 2012. As reported last quarter, this will be a low-cost incremental source of gold production for Bogoso/Prestea. A draft environmental impact study (EIS) has been submitted to the Ghana Environmental Protection Agency (EPA) and we are currently waiting for their comments.

During 2011, we are continuing to work on permitting the Mampon and Prestea South deposits and are proceeding with the Pampe pit layback. These deposits will provide additional sources of ore for the Bogoso oxide processing plant.

EXPLORATION

The exploration budget for 2011 has been reduced from $30 million due to the late arrival of three additional drill rigs, now anticipated to arrive in the second half of 2011. We now expect to spend $20 to $25 million this year on exploration activities.

During the first quarter of this year, a total of seven drill rigs were active in areas in and surrounding our mine sites. Bogoso/Prestea drilling focused on the Buesichem South and Bogoso North open pits. Drilling at Wassa/HBB concentrated on targets near the Wassa haul road and will shift to the main Wassa pits and the Father Brown pit area during the second quarter of 2011.

We plan to execute a round of drilling at the Sonfon project, located in Sierra Leone, during the second half of this year. In Brazil, our exploration activities will be focused at the Iriri joint venture with Votorantim Metals during the second half of this year.

Exploration efforts in Côte d’Ivoire have been suspended until the political situation has been resolved. In Burkina Faso, Riverstone Resources continues to work on our Goulagou and Rounga properties which they have optioned.

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 4 of 15

LOOKING AHEAD

Our objectives for 2011 include:

•	Reassessment and review of the Bogoso mine operations including review of capital expenditures

•	Permitting, development and operation of the Bogoso Tailings Retreatment Project;

•	Optimize and stabilize ore feed at Bogoso/Prestea to improve throughput, metallurgical recoveries, and resultant gold production;

•	Continued reserve and resource definition drilling at Bogoso/Prestea and Wassa/HBB;

•	Reopening the Pampe pit to provide oxide ore to the Bogoso oxide processing plant;

•	Finalization of permits and development for the Prestea South project; and

•	Advance the development of the Prestea Underground project.

GUIDANCE

The following 2011 guidance reflects current expectations of performance at the Bogoso and Wassa mines.

2011 Guidance

	Bogoso/Prestea	Wassa/HBB	Combined
First Quarter
Oz Produced	30,576	53,332	83,908
Cash operating cost ($/ounce)	$1,370	$757	$980

Second Quarter
Estimated ounces of production	38,000	40,000	78,000
Estimated cash operating cost ($/ounce)	$1,000	$800	$900

Third Quarter
Estimated ounces of production	45,000	40,000	85,000
Estimated cash operating cost ($/ounce)	$1,025	$730	$885

Fourth Quarter
Estimated ounces of production	47,000	45,000	92,000
Estimated cash operating cost ($/ounce)	$1,025	$650	$840

2011 Full Year
Estimated ounces of production	160,576	178,332	338,908
Estimated cash operating cost ($/ounce)	$1,085	$735	$900

The guidance will be reviewed following completion of the Bogoso operational reassessment study to reflect the impact of any changes implemented as a result of the study.

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 5 of 15

Notes:

1.	Production guidance at Bogoso/Prestea only includes Bogoso sulfide mill.

2.	Compared to previous guidance this guidance is at the lower end of production guidance and cost guidance is an increase of $30 per ounce.

3.	Costs at Bogoso/Prestea include extra stripping required to recover the mining sequence.

4.	Power and fuel prices used in the forecast are unchanged from present at $0.15 per kilowatt-hour and $1.30 per liter, respectively.

5.	Costs at Bogoso include approximately $10 million of stripping, of which $7 million or $75 per ounce for the second half of the year, will be expensed. The remaining $3 million or $33 per ounce will be capitalized.

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 6 of 15

FINANCIAL STATEMENTS: The following information is derived from the Company’s unaudited, US GAAP consolidated financial statements contained in our Form 10-Q, which we filed with the SEC. It is also available on our website at www.gsr.com.

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED BALANCE SHEETS

(Stated in thousands of US dollars except shares issued and outstanding)

(unaudited)

	As of	As of
	March 31,	December 31
	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$151,661	$178,018
Accounts receivable	12,713	11,885
Inventories	65,356	65,204
Deposits	7,182	5,865
Prepaids and other	2,896	1,522

Total Current Assets	239,808	262,494
RESTRICTED CASH	1,205	1,205
PROPERTY, PLANT AND EQUIPMENT	232,450	228,367
INTANGIBLE ASSETS	6,846	7,373
MINING PROPERTIES	248,600	250,620
OTHER ASSETS	3,366	3,167

Total Assets	$732,275	$753,226

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$30,369	$34,522
Accrued liabilities	42,541	53,935
Derivatives	4,523	—
Asset retirement obligations	23,220	23,485
Current tax liability	1,033	1,128
Current debt	8,956	10,014

Total Current Liabilities	110,642	123,084
LONG TERM DEBT	135,988	155,878
ASSET RETIREMENT OBLIGATIONS	22,530	21,467
NET DEFERRED TAX LIABILITY	18,984	15,678

Total Liabilities	$288,144	$316,107

COMMITMENTS AND CONTINGENCIES	—	—
SHAREHOLDERS’ EQUITY
SHARE CAPITAL
First preferred shares, without par value, unlimited shares authorized. No shares issued and outstanding	—	—
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 258,559,486 at March 31, 2011; 258,511,236 at December 31, 2010	693,665	693,487
CONTRIBUTED SURPLUS	17,855	16,560
ACCUMULATED OTHER COMPREHENSIVE INCOME	2,044	1,959
DEFICIT	(268,108)	(274,036)

Total Golden Star Equity	445,456	437,970
Noncontrolling interest	(1,325)	(851)

Total equity	444,131	437,119

Total Liabilities and Shareholders’ Equity	$732,275	$753,226

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 7 of 15

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(Stated in thousands of US dollars except share and per share data)

(unaudited)

	For the three months ended
	March 31,
	2011	2010
REVENUE
Gold revenues	$116,506	$103,264
Cost of sales	107,751	89,638

Mine operating margin	8,755	13,626
OTHER EXPENSES, (GAINS) AND LOSSES
Exploration expense	579	1,303
General and administrative expense	7,102	4,969
Derivative and convertible mark-to-market gain/(loss)	(13,936)	12,920
Property holding costs	2,674	1,101
Foreign exchange loss	257	367
Interest expense	2,358	2,237
Interest and other income	(39)	(197)
Gain on sale of investments	—	(1,724)

Net income/(loss) before income tax	9,760	(7,350)
Income tax expense	(4,305)	(1,529)

Net income/(loss)	5,455	(8,879)

Net income/(loss) attributable to noncontrolling interest	(473)	371
Net income/(loss) attributable to Golden Star shareholders	$5,928	$(9,250)

Net income/(loss) per share attributable to Golden Star shareholders
Basic	$0.023	$(0.036)
Diluted	$0.023	$(0.036)
Weighted average shares outstanding (millions)	258.6	257.4

OTHER COMPREHENSIVE INCOME/(LOSS)
Net income/(loss)	$5,455	$(8,879)
Other comprehensive income	85	932

Comprehensive income/(loss)	$5,540	$(7,947)

Comprehensive income/(loss) attributable to Golden Star shareholders	$6,013	$(8,318)
Comprehensive income attributable to noncontrolling interest	(473)	371

Comprehensive income/(loss)	$5,540	$(7,947)

Deficit, beginning of period	$(274,036)	$(262,806)

Deficit, end of period	$(268,108)	$(272,056)

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 8 of 15

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in thousands of US dollars)

(unaudited)

	For the three months ended
	March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income/(loss)	$5,455	$(8,879)
Reconciliation of net income/(loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	21,218	25,457
Amortization of loan acquisition cost	354	(36)
Gain on sale of assets	—	(1,724)
Non cash employee compensation	1,341	1,417
Future income tax expense/(benefit)	3,307	1,024
Fair value of derivatives	4,249	(1,131)
Fair value gains/(losses) on convertible debt	(18,185)	14,053
Accretion of asset retirement obligations	933	600
Reclamation expenditures	(3,883)	(1,551)

	14,789	29,230
Changes in non-cash working capital:
Accounts receivable	(1,025)	(735)
Inventories	(406)	(3,901)
Deposits	(945)	84
Accounts payable and accrued liabilities	(16,614)	(2,119)
Other	(1,664)	(1,083)

Net cash provided by/(used in) operating activities	(5,865)	21,476
INVESTING ACTIVITIES:
Expenditures on mining properties	(8,840)	(1,964)
Expenditures on property, plant and equipment	(9,912)	(11,828)
Proceeds from sale of assets	—	—
Change in accounts payable and deposits on mine equipment and material	893	(1,226)
Other	—	2,114

Net cash used in investing activities	(17,859)	(12,904)
FINANCING ACTIVITIES:
Principal payments on debt	(2,765)	(8,213)
Proceeds from debt agreements and equipment financing	—	10,000
Other	132	405

Net cash provided by/(used in) financing activities	(2,633)	2,192
Increase (decrease) in cash and cash equivalents	(26,357)	10,764
Cash and cash equivalents, beginning of period	178,018	154,088

Cash and cash equivalents end of period	$151,661	$164,852

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 9 of 15

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED BALANCE SHEETS UNDER IFRS STANDARDS

(Stated in thousands of US dollars except shares issued and outstanding)

(unaudited)

	US GAAP			IFRS	IFRS
	As of			As of	As of
	March 31			March 31	December 31
	2011	Note	Adjustments	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$151,661			$151,661	$178,018
Accounts receivable	12,713			12,713	11,885
Inventories	65,356	1		65,356	65,204
Deposits	7,182			7,182	5,865
Prepaids and other	2,896			2,896	1,523

Total Current Assets	239,808			239,808	262,495
RESTRICTED CASH	1,205			1,205	1,205
PROPERTY, PLANT AND EQUIPMENT	232,450			232,450	227,367
INTANGIBLE ASSETS	6,846			6,846	7,373
MINING PROPERTIES	248,600	2, 3	39,879	288,479	293,102
DEFERRED EXPLORATION	—	4	14,698	14,698	14,487
OTHER ASSETS	3,366			3,366	3,168

Total Assets	$732,275			$786,852	$809,197

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$30,369			$30,369	$34,522
Accrued liabilities	42,541			42,541	53,935
Derivatives	4,523			4,523	—
Asset retirement obligations	23,220			23,220	23,485
Current tax liability	1,033			1,033	1,128
Current debt	8,956			8,956	10,014

Total Current Liabilities	110,642			110,642	123,084
LONG TERM DEBT	135,988	6	(18,395)	117,593	117,290
ASSET RETIREMENT OBLIGATIONS	22,530	3	18,403	40,933	42,826
NET DEFERRED TAX LIABILITY	18,984	5	6,257	25,241	21,094

Total Liabilities	288,144			294,409	304,294

COMMITMENTS AND CONTINGENCIES	—			—	—
SHAREHOLDERS’ EQUITY
SHARE CAPITAL
First preferred shares, without par value, unlimited shares authorized.
No shares issued and outstanding	—			—	—
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 258,559,486 at March 31, 2011; 258,511,236 at December 31, 2010	693,665			693,665	693,487
CONTRIBUTED SURPLUS	17,855	7	927	18,782	17,433
EQUITY COMPONENT OF CONVERTIBLE NOTES	—	6	34,542	34,542	34,542
ACCUMULATED OTHER COMPREHENSIVE INCOME	2,044			2,044	1,959
DEFICIT	(268,108)		10,385	(257,723)	(243,930)

TOTAL GOLDEN STAR EQUITY	445,456			491,310	503,491
NONCONTROLLING INTEREST	(1,325)	8	2,458	1,133	1,412

TOTAL EQUITY	444,131			492,443	504,903

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$732,275			$786,852	$809,197

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 10 of 15

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS) UNDER IFRS

(Stated in thousands of US dollars except share and per share data)

(unaudited)

	US GAAP			IFRS	IFRS
	For the three			For the three	For the three
	months ended			months ended	months ended
	March 31			March 31	March 31
	2011	Note	Adjustments	2011	2010
REVENUE
Gold revenues	$116,506			$116,506	$103,264
Cost of sales	107,751	1,2,3	(689)	107,062	88,475

Mine operating margin	8,755			9,444	14,789
Exploration expense	579	4	(210)	369	227
General and administrative expense	7,102	7	54	7,156	5,029
Abandonment and impairment	—			—	276
Derivative mark-to-market (gains)/loss	(13,936)	6	18,185	4,249	(1,131)
Property holding costs	2,674			2,674	1,101
Foreign exchange loss	257			257	367
Interest expense	2,358	6	2,011	4,369	4,129
Interest and other income	(39)			(39)	(198)

Net income/(loss) before income tax	9,760			(9,591)	4,989
Income tax expense	(4,305)	5	(229)	(4,534)	(2,371)

Net income/(loss)	$5,455			$(14,125)	$2,618

Net income/(loss) attributable to noncontrolling interest	(473)	8	141	(332)	511
Net income/(loss) attributable to Golden Star shareholders	5,928			(13,793)	2,107

Net income/(loss) attributable to Golden Star shareholders per share:
Basic	$0.023			$(0.053)	$0.008
Diluted	$0.023			$(0.053)	$0.008
Weighted average shares outstanding (millions)	258.6			258.6	257.4

OTHER COMPREHENSIVE INCOME/(LOSS)
Net income/(loss)	$5,455			$(14,125)	$2,618
Other comprehensice income	85			85	932

Comprehensive income/(loss)	$5,540			$(14,040)	$3,550

Comprehensive income/(loss) attributable to Golden Star shareholders	$6,013			$(13,708)	$3,039
Comprehensive income attributable to noncontrolling interest	(473)			(332)	511

Comprehensive income/(loss)	$5,540			$(14,040)	$3,550

Deficit, beginning of period	$(274,036)			$(243,930)	$(240,543)

Deficit, end of period	$(268,108)			$(257,723)	$(238,436)

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 11 of 15

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER IFRS

(Stated in thousands of US dollars)

(unaudited)

	US GAAP			IFRS	IFRS
	For the three			For the three	For the three
	months ended			months ended	months ended
	March 31			March 31	March 31
	2011	Note	Adjustments	2011	2010
OPERATING ACTIVITIES:
Net income/(loss)	$5,455		(19,580)	$(14,125)	$2,618
Reconciliation of net income/(loss) to net cash provided by operating activities:				—
Depreciation, depletion and amortization	21,218	2, 4	(89)	21,129	22,931
Amortization of loan acquisition cost	354			354	(36)
Loss on sale of assets	—			—	276
Non cash employee compensation	1,341	7	54	1,395	1,478
Future income tax expense/(benefit)	3,307	5	229	3,536	1,866
Reclamation expenditures	(3,883)			(3,883)	(1,551)
Fair value of derivatives	4,249			4,249	(1,131)
Fair value gains/losses on convertible debt	(18,185)	6	18,185	—	—
Accretion of asset retirement obligations	933	3	(600)	333	1,963

	14,789			12,988	28,414

Changes in non-cash working capital:
Accounts receivable	(1,025)			(1,025)	(735)
Inventories	(406)			(406)	(3,901)
Deposits	(945)			(945)	84
Accounts payable and accrued liabilities	(16,614)			(16,614)	(2,119)
Other	(1,664)	6	2,011	347	809

Net cash provided by operating activities	(5,865)			(5,655)	22,552
INVESTING ACTIVITIES:
Expenditures on deferred exploration projects	—	4	(210)	(210)	(1,076)
Expenditures on mining properties	(8,840)			(8,840)	(1,964)
Expenditures on property, plant and equipment	(9,912)			(9,912)	(11,828)
Change in accounts payable and deposits on mine equipment and material	893			893	(1,226)
Other	—			—	2,114

Net cash used in investing activities	(17,859)			(18,069)	(13,980)
FINANCING ACTIVITIES:
Principal payments on debt	(2,765)			(2,765)	(8,213)
Proceeds from debt agreements and equipment financing	—			—	10,000
Other	132			132	405

Net cash provided by financing activities	(2,633)			(2,633)	2,192

Increase in cash and cash equivalents	(26,357)			(26,357)	10,764
Cash and cash equivalents, beginning of period	178,018			178,018	154,088

Cash and cash equivalents end of period	$151,661			$151,661	$164,852

Notes to IFRS Financial Statements:

The Company adopted IFRS as of January 1, 2011 with a transition date of January 1, 2009.

The Company has taken certain elections under IFRS 1 (International Financial Reporting Standard 1 – First-time Adoption of International Financial Reporting Standards Summary) to allow departure from retrospective application in certain areas. The areas that the Company has applied IFRS 1 to include:

•	non-controlling interests;

•	business combinations;

Golden Star Resources Ltd. (www.gsr.com)	News Release 11-04 Page 12 of 15

•	share-based payment transactions;

•	asset retirement obligations;

•	borrowing costs.

1.	In-Process inventory – Costs that qualify as betterment stripping are capitalized within mining properties under IFRS, but included within inventory and expensed for U.S. GAAP. As a result the amount of waste mining costs expensed and included within in-process metal inventory is higher under U.S. GAAP than under IFRS. In the first three months of 2011 no waste mining costs were capitalized and no difference in inventory was recognized for the period. See note 2 below for additional details.

2.	Deferred Stripping - Under IFRS, expenditures for stripping costs (i.e., the costs of removing overburden and waste material to access mineral deposits) that can be shown to be a betterment of the mineral property are capitalized and subsequently amortized on a units-of-production basis over the mineral reserves that directly benefit from the specific waste stripping activity. U.S. GAAP has no provision for capitalization of betterment stripping costs. Thus in periods where betterment stripping occurs, operating costs are higher under U.S. GAAP since all waste costs are expensed. The amounts of capitalized betterment stripping are shown in the table immediately below and are included in the Mining Properties totals shown in the IFRS consolidated balance sheets.

Costs of betterment stripping capitalized under IFRS

	Wassa/HBB	Bogoso/Prestea	TOTAL
Balance as of December 31, 2010	12,935	5,558	18,493
Additions in the three months ended March 31, 2011	—	—	—
Amortization of betterment stripping assets	(1,646)	—	(1,646)

Balance as of March 31, 2011	11,289	5,558	16,847

It is expected that Wassa’s deferred betterment stripping costs will be amortized in 2011 and 2012. Bogoso’s deferred betterment stripping costs are expected to be amortized between 2012 and 2015.

3.	Forecasted amounts of required future environmental, reclamation and closure costs are the same under U.S. GAAP and IFRS. However, differences exist in determining the discount rate to be applied to the future costs. Under U.S. GAAP the estimated liability for future reclamation and closure costs of each period’s new environmental disturbances are discounted at the prevailing discount rates in effect during the period of the new disturbance and once the discount rate is applied, it is not revised in subsequent periods. This in effect creates layers of liability for new disturbances incurred in each time period. Under IFRS, at the end of each period the entire pool of all estimated future cash costs for existing disturbances are discounted using the discount rate existing at the end of each period.

4.	Under U.S. GAAP, exploration, general and administrative costs related to exploration projects, and incurred prior to completion of a viable feasibility study are charged to expense as incurred. Exploration property acquisition costs are capitalized. For IFRS purposes, exploration, acquisition and direct general and administrative costs related to exploration projects are capitalized into Deferred Exploration once sufficient work has been performed to demonstrate that an exploration asset exists. In each subsequent period, under IFRS, the exploration, engineering, financial and market information for each exploration project is reviewed by management to determine if capitalized exploration costs are impaired. If found impaired, the exploration asset’s cost basis is reduced in accordance with IFRS provisions. Amounts written off in the current year under IFRS, which have previously been expensed under U.S. GAAP, result in an adjustment when reconciling net income for the year.

Deferred Exploration - Consolidated capitalized expenditures on our exploration projects for the period ended March 31, 2011, were as follows:

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	Deferred Exploration & Development Costs as of 12/31/2010	Capitalized Exploration Expenditures	Transfer to Mining Properties	Impairments	Other	Deferred Exploration & Development Costs as of 3/31/2011
AFRICAN PROJECTS
Ghana	$8,048	$946	$—	$—	$—	$8,994
Sonfon - Sierra Leone	4,271	56	—	—	(792)	3,535
Other Africa	1,018	—	—	—	—	1,018
SOUTH AMERICAN PROJECTS
Saramacca - Suriname	1,151	—	—	—	—	1,151
Paul Isnard - French Guiana	—	—	—	—	—	—

Total	$14,488	$1,002	$—	$—	$(792)	$14,698

5.	Income tax - The application of U.S. GAAP and IFRS tax accounting is the same for the company. The difference in the tax liability and expense arise from the changes in reported pre-tax income or loss under the different GAAPs as well as the differing treatment of various assets and liabilities.

6.	Convertible debentures - Under U.S. GAAP convertible debt is measured at fair value at each reporting date with changes in fair value shown in the statement of operations. Fair value includes the value of the future stream of cash flows from the debt plus the fair value of the option component attached to the debenture. Fair value of the interest and principle is determined by discounting the cash flows at our external cost of funds. Fair value of the option component is determined using a Black-Scholes model. Under IFRS the convertible debentures are separated into a liability and equity component. The fair value of the liability was determined at the origination of the debentures based on discounted cash flows of the future interest and principle, with the residual allocated to the equity portion. The amount of the liability is subsequently accreted through interest expense up to the full $125 million face value over the life of the debentures.

7.	Shareholders’ Equity - Differences in Contributed Surplus reflect differences in stock option expense recognition. Under U.S. GAAP the expense for a grant is recognized evenly over the vesting period of the grant. Under IFRS we expense each tranche of a grant evenly over that tranches vesting period.

8.	Noncontrolling interest - The application of non-controlling interest accounting is the same under U.S. GAAP and IFRS. The difference in the recognized equity account and related expense arise from the changes in reported income or loss under the different GAAPs.

COMPANY PROFILE

Golden Star holds a 90% equity interest in Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited, which respectively own the Bogoso/Prestea and Wassa/HBB open-pit gold mines in Ghana. In addition, Golden Star has an 81% interest in the currently inactive Prestea Underground mine in Ghana, as well as gold exploration interests elsewhere in Ghana, in other parts of West Africa and in Brazil in South America. Golden Star has approximately 258.6 million shares outstanding.

Statements Regarding Forward-Looking Information: Some statements contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Such statements include comments regarding permitting and the mining at Prestea South, Pampe and Mampon; our 2011 exploration budget and planned exploration activities and drilling, including exploration at Bogoso/Prestea, and Wassa/HBB, and elsewhere in West Africa and Brazil and the timing and impact of the Bogoso Tailings Retreatment project; the ability to fund cash needs including capital and operating expenditures; the expected impact of our initiatives at Bogoso/Prestea; our 2011 production and cash operating cost estimates, capital expenditure estimates, our objectives for 2011; and sources of and adequacy of cash to meet capital and other needs in 2011. Factors that could cause actual results to differ materially include timing of and unexpected events at the Bogoso/Prestea oxide and sulfide processing plant; variations in ore grade, tonnes mined, crushed or milled; variations in relative amounts of refractory, non-refractory and transition ores; delay or failure to receive board or government approvals and permits; the availability and cost of electrical power, timing and availability of

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external financing on acceptable terms; technical, permitting, mining or processing issues, changes in U.S. and Canadian securities markets, and fluctuations in gold price and costs and general economic conditions. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other factors in our Form 10-K for 2010. The forecasts contained in this press release constitute management’s current estimates, as of the date of this press release, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management’s estimate as of any date other than the date of this press release.

Non-GAAP Financial Measures: in this news release, we use the terms “cash operating cost per ounce.” Cash operating cost per ounce is equal to total cash costs less production royalties and production taxes, divided by the number of ounces of gold sold during the period. We use cash operating cost per ounce as a key operating indicator. We monitor this measure monthly, comparing each month’s values to prior period’s values to detect trends that may indicate increases or decreases in operating efficiencies. This measure is also compared against budget to alert management to trends that may cause actual results to deviate from planned operational results. We provide this measure to our investors to allow them to also monitor operational efficiencies of our mines. We calculate this measure for both individual operating units and on a consolidated basis. Cash operating cost per ounce should be considered as Non-GAAP Financial Measures as defined in SEC Regulation S-K Item 10 and other applicable securities laws and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. There are material limitations associated with the use of such non-GAAP measures. Since this measure does not incorporate revenues, changes in working capital and non-operating cash costs, it is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Changes in numerous factors including, but not limited to, mining rates, milling rates, gold grade, gold recovery, and the costs of labor, consumables and mine site general and administrative activities can cause these measures to increase or decrease. We believe that these measures are the same or similar to the measures of other gold mining companies, but may not be comparable to similarly titled measures in every instance.

For further information, please contact:

GOLDEN STAR RESOURCES LTD.         +1-800-553-8436

Bruce Higson-Smith, Vice President Corporate Development

Anne Hite, Investor Relations Manager

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